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                                                                       EXHIBIT 5


                          [LATHAM & WATKINS LETTERHEAD]




                                  June 26, 1995







SEQUUS Pharmaceuticals, Inc.
960 Hamilton Court
Menlo Park, California  94025

          Re:  Form S-3 Registration Statement
               -------------------------------

Ladies and Gentlemen:

          We have acted as your counsel in connection with the Registration Statement on Form S-3 (the "Registration Statement") to be filed by SEQUUS Pharmaceuticals, Inc. (formerly Liposome Technology, Inc.), a Delaware corporation (the "Company"), with the Securities and Exchange Commission on June 26, 1995, for the purpose of registering 5,760,039 shares (the "Shares") of the Company's Common Stock (the "Common Stock"), $0.0001 par value, under the Securities Act of 1933, as amended.

          We understand that the Shares consist of (a) 2,223,711 shares of Common Stock (the "Outstanding Shares") issued by the Company on May 25, 1995 to the Common Unit Purchasers pursuant to the Common Agreements, (b) 1,111,845 shares of Common Stock issuable upon exercise of warrants (the "Common Warrants") issued by the Company on May 25, 1995 to the Common Unit Purchasers pursuant to the Common Agreements, (c) 1,616,163 shares of Common Stock issuable upon exercise of warrants (the "Preferred Warrants") issued by the Company on March 30, 1995, and April 13, 1995, to the Preferred Unit Purchasers pursuant to the Preferred Agreements and (d) 808,320 shares of Common Stock issuable upon conversion of shares of the Company's Series A Convertible Reset Preferred Stock issued by the Company on March 30, 1995, and April 13, 1995, to the Preferred Unit Purchasers pursuant to the Preferred Agreements. For the purposes of this opinion, the shares of Common Stock identified in items (b), (c) and (d) above shall be referred to as the "Warrant and Preferred Shares."

          As such counsel, we have made such legal and factual examinations and inquiries as we have deemed necessary or appropriate for purposes of this opinion, except where a

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SEQUUS Pharmaceuticals, Inc.
June 26, 1995
Page 2



statement is qualified as to knowledge or awareness, in which case we have made no or limited inquiry as specified below.

          In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

          We have been furnished with, and with your consent have relied upon, certificates of officers of the Company with respect to certain factual matters. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary.

          We are opining herein as to the effect on the subject transaction only of the federal laws of the United States, the internal laws of the State of California and the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

          Whenever a statement herein is qualified by "to our knowledge" or a similar phrase, it is intended to indicate that those attorneys in this firm who have rendered legal services in connection with the above transaction do not have current actual knowledge of the inaccuracy of such statement. However, except as otherwise expressly indicated, we have not undertaken any independent investigation to determine the accuracy of any such statement, and no inference that we have any knowledge of any matters pertaining to such statement should be drawn from our representation of the Company.

          Capitalized terms used herein without definition have the meanings ascribed to them in the Registration Statement.

          Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof the Outstanding Shares have been validly issued and, to our knowledge, are fully paid and nonassessable and the Warrant and Preferred Shares, when issued and sold by the Company after payment therefor in the manner provided in the Common Warrants, the Preferred Warrants and the Preferred Agreements, as applicable, will be validly issued, fully paid and nonassessable.

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SEQUUS Pharmaceuticals, Inc.
June 26, 1995
Page 3



          We hereby consent (i) to the filing of this opinion as an exhibit to the Registration Statement and (ii) to the reference to our firm under the caption "Legal Matters" in the Prospectus which constitutes part of the Registration Statement.

                                        Very truly yours,

                                        /s/ Latham & Watkins